Exhibit 10.109

Amendment # 2 to Loan Agreement

Between

MetaWorks Platforms, Inc. (Formerly CurrencyWorks, Inc.)

And

Fogdog Energy Solutions Inc.

Signed on August 20, 2021

Amendment Effective Date: April 10, 2024

Section 7.1 and 7.2

365 days to be replaced with 1,228 days which is December 31, 2024

Section 7.3

August 20, 2027, to be replaced with December 31, 2029

All other terms of the August 20, 2021, Loan Agreement remain in effect.

IN WITNESS OF THE ABOVE the parties have executed this Amendment Agreement with effect from the date first written above.

Dated: April 10, 2024

MetaWorks Platforms, Inc.		Fogdog Energy Solutions Inc.
(Formerly CurrencyWorks, Inc.)

Per:	/s/ Jimmy Geiskopf	Per:	/s/ Marlon Lee Him
	Jimmy Geiskopf		Marlon Lee Him